EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEYACT OF 2002

In connection with the Quarterly Report of NETGEAR, Inc. (the “Company”) on Form 10-Q for the period ended July 3, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christine M. Gorjanc, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

•	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2011

By:	/s/ CHRISTINE M. GORJANC
Christine M. Gorjanc Chief Financial Officer

The foregoing certification is being furnished as an exhibit solely to accompany the Report pursuant to 18 U.S.C. § 1350, is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, is not subject to the liabilities of that Section, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by Section 906 has been provided to NETGEAR, Inc. and will be retained by NETGEAR, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.